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                                                                  Exhibit 99.2


FOR IMMEDIATE RELEASE:                              Contact: Terry Badger
                                                    Director of Communications
                                                    210.308.1221
                                                    tbadger@usfunds.com


        U.S. GLOBAL INVESTORS ADJOURNS RECONVENED SPECIAL SHAREHOLDERS'
      MEETING TO FEBRUARY 21, 2007; SETS NEW MARCH 19, 2007, RECORD DATE
        FOR CONDITIONAL SPECIAL DIVIDEND; PROXIES RECEIVED CONTINUE TO
                 SHOW STRONG SUPPORT FOR PROPOSED AMENDMENTS
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SAN ANTONIO--January 31, 2007--U.S. Global Investors, Inc. (NASDAQ: GROW)
today announced that it adjourned its reconvened Special Meeting of Shareholders in order to allow additional time for U.S. Global shareholders to cast their votes and for the company to continue to solicit votes in favor of proposed amendments to its Articles of Incorporation which would increase the number of authorized shares to enable the company to effect a two-for-one stock split and modify the relative dividend and liquidation preference rights of the different classes of common stock and permit conversion of Class C Common Stock to Class A Common Stock. At the Special Meeting reconvened on January 31, 2007, U.S. Global received the requisite vote to adjourn the Special Meeting until February 21, 2007 at 9:00 a.m. Central time, at 7900 Callaghan Road, San Antonio, Texas 78229.

Also, in light of the now later date set for the adjourned Special Meeting to be reconvened on February 21, 2007, the Board of Directors of the Company has changed the date for the conditional special dividend. The Board has now authorized the payment of a conditional special dividend of $0.50 per share ($0.25 per share post-split) payable on March 29, 2007 to shareholders of record on March 19, 2007, conditioned upon shareholder approval of the two amendments described above to the Third Restated and Amended Articles of Incorporation by the shareholders at the Special Meeting.

Under Texas law, approval of Proposal One and Proposal Two requires the affirmative vote of the holders of two-thirds of all issued and outstanding shares of U.S. Global's Class A Common Stock and Class C Common Stock, voting separately by class. Of the proxies received, more than [93%] are in favor of Proposal One and more than [80%] are in favor of Proposal Two; however, proxies authorizing the proxy holder to vote must be received for ________ more shares.

The adjournment is designed to provide additional time to allow U.S. Global shareholders to cast their votes or submit their proxies. The record date for the Special Meeting remains November 20, 2006. The items of business to be considered at the reconvened Special Meeting are described in U.S. Global's proxy statement to shareholders dated November 27, 2006.

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Valid proxies submitted by U.S. Global shareholders prior to the January 31,
2007 meeting will continue to be valid for purposes of the reconvened meeting. As more fully described in the Proxy Statement, U.S. Global shareholders are entitled to change their votes or revoke their proxies at any time prior to the vote being taken. Any shareholder who has executed a proxy but who is present at the continuation of the Special Meeting on February 21, 2007, and who wishes to vote in person on the Proposals may do so by revoking his or her proxy in writing at the continuation of the special meeting. Therefore, the final results of voting at the Special Meeting, once reconvened, could differ materially from the initial count above.

In an effort to contact each of the shareholders who have not yet exercised their right to vote, U.S. Global has retained The Altman Group, Winner of TOPS Award and the highest rated proxy solicitation firm, 1200 Wall Street West, 3rd Floor, Lyndhurst, NJ 07071. As the meeting date approaches and if we have not yet received your proxy, you may receive a phone call from The Altman Group encouraging you to vote your shares. If you have any questions regarding the Proxy Statement, as amended, please feel free to call The Altman Group toll-free at (800)314-9816.

HOW TO VOTE YOUR SHARES

U.S. Global shareholders as of the November 20, 2006 record date, even if they have subsequently sold their shares, who have not voted and wish to do so can vote by:

By Phone: Call our Proxy Client Service Center toll-free at (800) 314-9816.
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Please refer to your proxy vote card for your Control Number. YOU CAN VOTE
USING THIS METHOD EVEN IF YOU'VE LOST OR DISCARDED YOUR PROXY CARD.

By Internet: Go to www.proxyvote.com. Please enter the Control Number on your
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proxy vote card and click the "Vote" button under "Postal Mail Recipients." The online ballot will then appear.

By Mail: Sign, date and return your proxy vote card in the postage-paid
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envelope enclosed with the proxy.

U.S. GLOBAL STRONGLY ADVISES ALL SHAREHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT, AS AMENDED, AND OTHER PROXY MATERIALS RELATING TO THE SPECIAL MEETING BECAUSE THEY CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS ARE AVAILABLE AT NO CHARGE ON THE SECURITIES AND EXCHANGE COMMISSION'S WEB SITE AT HTTP://WWW.SEC.GOV.

IN ADDITION, A SHAREHOLDER WHO WISHES TO RECEIVE A COPY OF THE DEFINITIVE PROXY MATERIALS, WITHOUT CHARGE, SHOULD SUBMIT THIS REQUEST TO U.S. GLOBAL'S PROXY SOLICITOR, THE ALTMAN GROUP TOLL-FREE AT (800)314-9816.

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ABOUT U.S. GLOBAL INVESTORS, INC.
U.S. Global Investors, Inc. (www.us-global.com) is a registered investment adviser that focuses on profitable niche markets around the world. Headquartered in San Antonio, Texas, the company offers financial solutions and provides transfer agency and other services to U.S. Global Investors Funds and U.S. Global Accolade Funds.

With an average of $4.8 billion in assets under management in the quarter ended September 30, 2006, U.S. Global Investors manages 13 no-load mutual funds that offer a variety of investment options, from emerging markets to money markets. In general, trends in the assets under management are the critical drivers of revenue and earnings trends.


This news release includes forward-looking statements concerning the Company. These may include statements of plans or objectives for future operations, statements about future economic performance or assumptions or estimates. The accuracy of these forward-looking statements is subject to a wide range of business risks and changes in circumstances that are described in our reports that are filed from time to time with the Securities and Exchange Commission. Actual results and outcomes often differ from expectations.